UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin 000-24385 39-0971239

(State or other jurisdiction (Commission file number) (IRS Employer of incorporation) Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2005 School Specialty, Inc. (the "Company") received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq") indicating that, as a result of the June 19, 2005 death of Jerome M. Pool, a member of the Board of Directors and the Audit Committee of the Board of Directors of the Company, the Company no longer complies with Nasdaq's audit committee requirements as set forth in Marketplace Rule 4350(d)(2)(A), which requires the Company to have a minimum of three audit committee members. On June 23, 2005, the Company submitted a letter to Nasdaq Listing Qualification notifying Nasdaq of its non-compliance with such rule and communicating the Company's plan to fill the vacancy on its Audit Committee on or prior to the date of its next annual shareholders meeting, as permitted under Rule 4350(d)(4)(B) of the Nasdaq National Market listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.

(Registrant)

Date: June 29, 2005

/s/ Mary M. Kabacinski

Mary M. Kabacinski

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)